Morgan Stanley Diversified Income Trust
                     Item 77(o) 10f-3 Transactions
                   October 1, 2001 - March 31, 2002


Security Date of    Price    Shares  %of     Total         Purcha   Broker
         Purchase   Of       Purcha  Assets  Issued        sed
                    Shares   sed                           By
                                                           Fund
Singtel  11/15/01   $99.74   215,00  0.104%  1,246,503,50  0.016%
                               0                   0